Exhibit 99.1

KIDPIK Reports Fourth Quarter and Full Year 2023 Financial Results

NEW YORK - April 9, 2024--Kidpik Corp. (“KIDPIK” or the “Company”), an online clothing subscription-based e-commerce company, today reported its financial results for the fourth quarter and fiscal year 2023 ended December 30, 2023.

Fourth Quarter 2023 Highlights:

●	Revenue, net: was $3.4 million, a year over year decrease of 28.9%
●	Gross margin: was negative 16.2%, which was the result of a one-time inventory write-down of $2.9 million (without the adjustment gross margin was 69.5%) from 58.9% in the fourth quarter of 2022
●	Shipped items: were 285,000 items, compared to 374,000 shipped items in the fourth quarter of 2022
●	Average shipment keep rate: increased to 66.2%, compared to 65.3% in the fourth quarter of 2022
●	Net Loss: was $4.0 million or $2.14 per share
●	Adjusted EBITDA: was a loss of $3.9 million (see “Non-GAAP Financial Measures”, below)

Full Year 2023 Financial Highlights:

●	Revenue, net: was $14.2 million, a year over year decrease of 13.6%
●	Gross margin: was 42.2%, a year-over-year decrease of 17.7 basis points from 59.9% in 2022
●	Shipped items: were 1.2 million items, compared to 1.5 million shipped items in 2022
●	Average shipment keep rate: increased to 72.8%, compared to 68.3% last year
●	Net Loss: was $9.9 million, or $6.04 per share
●	Adjusted EBITDA: was a loss of $8.8 million (see “Non-GAAP Financial Measures”, below)

“During the 4th quarter of 2023, we continued to execute our plan to reduce inventory levels, and ceased purchasing new inventory,” commented Ezra Dabah, CEO of Kidpik, who continued, “As discussed in greater detail in the press release we released on April 1, 2024, on March 29, 2024, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Nina Footwear Corp., a Delaware corporation (“Nina Footwear”), and Kidpik Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Kidpik (“Merger Sub”), whereby Nina Footwear will merge with and into Merger Sub, with Nina Footwear continuing as the surviving entity (the “Merger”). Pursuant to the Merger, Nina Footwear will become a wholly-owned subsidiary of Kidpik. We are extremely excited about the prospects of the Merger which is expected to increase Kidpik’s revenue, cashflow and prospects, while also strengthening Kidpik’s balance sheet and significantly increasing stockholder value.”

The closing of the Merger is subject to customary closing conditions, including the preparation and mailing of a proxy statement by Kidpik, and the receipt of required stockholder approvals from Kidpik and Nina Footwear stockholders, and is expected to close in the third quarter of 2024.

Revenue by Subscription- For year ended 2023

Active Subscriptions (recurring boxes): decreased by 20.0% to $8.8 million

New Subscriptions (first boxes): decreased by 12.5% to $1.6 million

Total Subscriptions: decreased 18.9% to $10.4 million or 73.2% of total revenue

Balance Sheet and Cash Flow

●	Cash at the end of the fourth quarter totaled $0.2 million compared to $0.6 million last year.
●	Net cash used in operating activities decreased to $0.3 million in 2023, compared to $6.6 million of cash used in operating activities in 2022.
●	As of December 30, 2023, we had $6.0 million in total current assets, $5.3 million in total current liabilities and a working capital of $0.7 million.

Kidpik will not be holding an earnings call to discuss fourth quarter 2023 or year-end 2023 results, as the Company moves forward with the Merger.

About Kidpik Corp.

Founded in 2016, KIDPIK (Nasdaq:PIK) is an online clothing subscription box for kids, offering mix & match, expertly styled outfits that are curated based on each member’s style preferences. KIDPIK delivers a surprise box monthly or seasonally, providing an effortless shopping experience for parents and a fun discovery for kids. Each seasonal collection is designed in-house by a team with decades of experience designing childrenswear. KIDPIK combines the expertise of fashion stylists with proprietary data and technology to translate kids’ unique style preferences into surprise boxes of curated outfits. We also sell our branded clothing and footwear through our e-commerce website, shop.kidpik.com. For more information, visit www.kidpik.com.

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. This non-GAAP financial measure may be different than similarly titled measures used by other companies.

Our non-GAAP financial measure should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
●	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
●	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
●	Adjusted EBITDA does not reflect certain non-routine items that may represent a reduction in cash available to us; and
●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measure, please see the section titled “Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)”, included at the end of this release.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These include, but are not limited to, statements regarding the anticipated completion and effects of the proposed Merger, projections and estimates of Kidpik’s corporate strategies, future operations and plans, including the costs thereof; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Kidpik and Nina Footwear undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, the outcome of any legal proceedings that may be instituted against Nina Footwear or Kidpik following the announcement of the Merger; the inability to complete the Merger, including due to the failure to obtain approval of the stockholders of Kidpik or Nina Footwear; delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regular reviews required to complete the Merger, if any; the inability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of the combined company to grow and successfully execute on its business plan; costs related to the Merger; changes in the applicable laws or regulations; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; the combined company’s ability to manage future growth; the combined company’s ability to raise funding; the complexity of numerous regulatory and legal requirements that the combined company needs to comply with to operate its business; the reliance on the combined company’s management; the prior experience and successes of the combined company’s management team are not indicative of any future success; Kidpik’s and the combined company’s ability to meet Nasdaq’s continued listing requirements; Kidpik and the combined company’s ability to maintain the listing of their common stock on Nasdaq; the ability to obtain additional funding, the terms of such funding and potential dilution caused thereby; the continuing effect of rising interest rates and inflation on Kidpik’s and the combined company’s operations, sales, and market for their products; deterioration of the global economic environment; rising interest rates and inflation and Kidpik’s and the combined company’s ability to control costs, including employee wages and benefits and other operating expenses; Kidpik’s decision to cease manufacturing new products; Kidpik’s history of losses; Kidpik’s and the combined company’s ability to maintain current members and customers and grow members and customers; risks associated with the effect of global pandemics, and governmental responses thereto on Kidpik’s and the combined company’s operations, those of Kidpik’s and the combined company’s vendors, Kidpik’s and the combined company’s customers and members and the economy in general; risks associated with Kidpik’s and the combined company’s supply chain and third-party service providers, interruptions in the supply of raw materials and merchandise; increased costs of raw materials, products and shipping costs due to inflation; disruptions at Kidpik’s and the combined company’s warehouse facility and/or of their data or information services, Kidpik’s and the combined company’s ability to locate warehouse and distribution facilities and the lease terms of any such facilities; issues affecting our shipping providers; disruptions to the internet; risks that effect our ability to successfully market Kidpik’s and the combined company’s products to key demographics; the effect of data security breaches, malicious code and/or hackers; increased competition and our ability to maintain and strengthen Kidpik’s and the combined company’s brand name; changes in consumer tastes and preferences and changing fashion trends; material changes and/or terminations of Kidpik’s and the combined company’s relationships with key vendors; significant product returns from customers, excess inventory and Kidpik’s and the combined company’s ability to manage our inventory; the effect of trade restrictions and tariffs, increased costs associated therewith and/or decreased availability of products; Kidpik’s and the combined company’s ability to innovate, expand their offerings and compete against competitors which may have greater resources; the fact that Kidpik’s Chief Executive Officer has majority voting control over Kidpik and will have majority control over the combined company; if the use of “cookie” tracking technologies is further restricted, regulated, or blocked, or if changes in technology cause cookies to become less reliable or acceptable as a means of tracking consumer behavior; Kidpik’s and the combined company’s ability to comply with the covenants of future loan and lending agreements and covenants; Kidpik’s and the combined company’s ability to prevent credit card and payment fraud; the risk of unauthorized access to confidential information; Kidpik’s and the combined company’s ability to protect intellectual property and trade secrets, claims from third-parties that Kidpik and/or the combined company have violated their intellectual property or trade secrets and potential lawsuits in connection therewith; Kidpik’s and the combined company’s ability to comply with changing regulations and laws, penalties associated with any non-compliance (inadvertent or otherwise), the effect of new laws or regulations, and Kidpik’s and the combined company’s ability to comply with such new laws or regulations; changes in tax rates; Kidpik’s and the combined company’s reliance and retention of management; the outcome of future lawsuits, litigation, regulatory matters or claims; the fact that Kidpik and the combined company have a limited operating history; the effect of future acquisitions on Kidpik’s and the combined company’s operations and expenses; and others that are included from time to time in filings made by Kidpik with the Securities and Exchange Commission, many of which are beyond the control of Kidpik and the combined company, including, but not limited to, in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in Kidpik’s Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the Securities and Exchange Commission, including, but not limited to its Annual Report on Form 10-K for the year ended December 30, 2023. These reports are available at www.sec.gov and on Kidpik’s website at https://investor.kidpik.com/sec-filings. Kidpik cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to Kidpik or any person acting on behalf of Kidpik are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Kidpik’s and the combined company’s future results and/or could cause their actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Kidpik cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Except as required by law, neither Nina Footwear nor Kidpik undertakes any obligation to update publicly any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in their expectations. If they update one or more forward-looking statements, no inference should be drawn that they will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed Merger, Kidpik intends to file a proxy statement with the Securities and Exchange Commission (the “Proxy Statement”), that will be distributed to holders of Kidpik’s common stock in connection with its solicitation of proxies for the vote by Kidpik’s stockholders with respect to the proposed Merger and other matters as may be described in the Proxy Statement. The Proxy Statement, when it is filed and mailed to stockholders, will contain important information about the proposed Merger and the other matters to be voted upon at a meeting of Kidpik’s stockholders to be held to approve the proposed Merger and other matters (the “Merger Meeting”). Kidpik may also file other documents with the SEC regarding the proposed Merger. Kidpik stockholders and other interested persons are advised to read, when available, the Proxy Statement, as well as any amendments or supplements thereto, because they will contain important information about the proposed Merger. When available, the definitive Proxy Statement will be mailed to Kidpik stockholders as of a record date to be established for voting on the proposed Merger and the other matters to be voted upon at the Merger Meeting.

Kidpik’s stockholders may obtain copies of the aforementioned documents and other documents filed by Kidpik with the SEC, without charge, once available, at the SEC’s web site at www.sec.gov, on Kidpik’s website at https://investor.kidpik.com/sec-filings or, alternatively, by directing a request by mail, email or telephone to Kidpik at 200 Park Avenue South, 3rd Floor, New York, New York 10003; ir@kidpik.com; or (212) 399-2323, respectively.

Participants in the Solicitation

Kidpik, Nina Footwear, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Kidpik’s stockholders with respect to the proposed Merger. Information regarding the persons who may be deemed participants in the solicitation of proxies from Kidpik’s stockholders in connection with the proposed Merger will be contained in the Proxy Statement relating to the proposed Merger, when available, which will be filed with the SEC. Additionally, information about Kidpik’s directors and executive officers and their ownership of Kidpik is available in Kidpik’s Definitive Information Statement on Schedule 14A, as filed with the Securities and Exchange Commission on May 1, 2023 (the “Annual Meeting Proxy Statement”) and the Current Report on Form 8-K filed with the SEC on December 8, 2023. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on Kidpik’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Merger Agreement when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Kidpik using the sources indicated above.

Non-Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger Agreement and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Kidpik Corp.

Statements of Operations

Years Ended December 30, 2023 and December 31, 2022

	For the 13 weeks ended		For the 52 weeks ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Revenues, net	$3,373,144	$4,743,852	$14,240,724	$16,477,984

Cost of goods sold	3,918,985	1,950,455	8,228,458	6,600,007

Gross profit	(545,841)	2,793,397	6,012,266	9,877,977

Operating expenses
Shipping and handling	1,136,631	1,201,517	4,308,265	4,334,928
Payroll, related costs	778,158	1,139,224	3,974,438	5,276,719
General and administrative	1,597,997	2,211,759	7,586,540	8,061,825
Depreciation and amortization	12,503	7,925	48,119	27,914
Total operating expenses	3,525,289	4,560,425	15,917,362	17,701,386
Operating loss	(4,071,130)	(1,767,028)	(9,905,096)	(7,823,409)
Other (income) expenses
Interest expense	(71,036)	27,162	686	78,646
Other income	-	-	-	(286,794)
Total other (income) expenses	(71,036)	27,162	686	(208,148)

Loss before provision for income taxes	(4,000,094)	(1,794,190)	(9,905,782)	(7,615,261)

Provision for income taxes	-	-	-	-

Net loss	$(4,000,094)	$(1,794,190)	$(9,905,782)	$(7,615,261)

Net loss per share attributable to common stockholders:
Basic	$(2.14)	$(1.17)	$(6.04)	$(4.97)
Diluted	$(2.14)	$(1.17)	$(6.04)	$(4.97)

Weighted average common shares outstanding:
Basic	1,872,433	1,537,639	1,640,191	1,532,498
Diluted	1,872,433	1,537,639	1,640,191	1,532,498

Kidpik Corp.

Balance Sheets

December 30, 2023 and December 31, 2022

	2023	2022
Assets
Current assets
Cash	$194,515	$600,595
Restricted cash	4,618	4,618
Accounts receivable	211,739	336,468
Inventory	4,854,641	12,625,948
Prepaid expenses and other current assets	761,969	1,043,095
Total current assets	6,027,482	14,610,724

Leasehold improvements and equipment, net	97,136	67,957
Operating lease right-of-use assets	992,396	1,469,665
Total assets	$7,117,014	$16,148,346

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,862,266	$2,153,389
Accounts payable, related party	1,868,411	1,107,665
Accrued expenses and other current liabilities	438,034	587,112
Operating lease liabilities	281,225	438,957
Short-term debt, related party	850,000	2,050,000
Total current liabilities	5,299,936	6,337,123

Operating lease liabilities, net of current portion	780,244	1,061,469
Total liabilities	6,080,180	7,398,592

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.001, 25,000,000 shares authorized, of which no shares are issued and outstanding as of December 30, 2023 and December 31, 2022, respectively	-	-
Common stock, par value $0.001, 75,000,000 shares authorized, of which 1,872,433 and 1,537,639 shares are issued and outstanding as of December 30, 2023 and December 31, 2022, respectively	1,872	1,537
Additional paid-in capital	52,475,189	50,282,662
Accumulated deficit	(51,440,227)	(41,534,445)
Total stockholders’ equity	1,036,834	8,749,754
Total liabilities and stockholders’ equity	$7,117,014	$16,148,346

Kidpik Corp.

Statements of Cash Flows

Years Ended December 30, 2023 and December 31, 2022

	2023	2022
Cash flows from operating activities
Net loss	$(9,905,782)	$(7,615,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	48,119	27,914
Equity-based compensation	999,309	1,651,048
Inventory write-down	2,891,120	-
Bad debt expense	301,102	742,037
Changes in operating assets and liabilities:
Accounts receivable	(176,373)	(736,231)
Inventory	4,880,187	(1,007,351)
Prepaid expenses and other current assets	281,126	683,421
Operating lease right-of-use assets and liabilities	38,312	30,761
Accounts payable	(291,126)	(406,972)
Accounts payable, related parties	760,747	193,957
Accrued expenses and other current liabilities	(149,075)	(213,860)
Net cash flows used in operating activities	(332,334)	(6,650,537)

Cash flows from investing activities
Purchases of leasehold improvements and equipment	(77,299)	(48,903)
Net cash used in investing activities	(77,299)	(48,903)

Cash flows from financing activities
Net repayments from loan related party	-	(150,000)
Net repayments from advance payable	-	(932,155)
Cash used to settle net share equity awards	(6,447)	(33,692)
Net cash (used in) provided by financing activities	(6,447)	(1,115,847)
Net (decrease) increase in cash	(406,080)	(7,815,287)

Cash and restricted cash, beginning of year	605,213	8,420,500
Cash and restricted cash, end of year	$199,133	$605,213

Supplemental disclosure of cash flow data:
Interest paid	$-	$38,607
Taxes paid	$-	$-

Supplemental disclosure of noncash investing and financing activities:
Record right-of use asset and operating lease liabilities	-	1,857,925
Conversion of shareholder debt	$1,200,000	$-

RESULTS OF OPERATIONS

The Company’s revenue, net is disaggregated based on the following categories:

	For the 13 weeks ended		For the 52 weeks ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Subscription boxes	$2,421,594	$3,534,962	$10,428,319	$12,861,293
3rd party websites sales	416,545	593,446	1,771,608	2,170,858
Online website sales	535,005	615,444	2,040,797	1,445,833
Total revenue	$3,373,144	$4,743,852	$14,240,724	$16,477,984

Gross Margin

Gross profit is equal to our net sales (revenues, net) less cost of goods sold. Gross profit as a percentage of our net sales is referred to as gross margin. Cost of sales consists of the purchase price of merchandise sold to customers and includes import duties and other taxes, freight in, defective merchandise returned from customers, receiving costs, inventory write-offs, and other miscellaneous shrinkage.

	For the 13 weeks ended		For the 52 weeks ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022

Gross Margin	(16.2)%	58.9%	42.2%	59.9%

Shipped Items

We define shipped items as the total number of items shipped in a given period to our customers through our active subscription, Amazon and online website sales.

	For the 13 weeks ended		For the 52 weeks ended
	(In thousands)		(In thousands)
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022

Shipped Items	285	374	1,208	1,457

Average Shipment Keep Rate

Average shipment keep rate is calculated as the total number of items kept by our customers divided by total number of shipped items in a given period.

	For the 13 weeks ended		For the 52 weeks ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022

Average Shipment Keep Rate	66.2%	65.3%	72.8%	68.3%

Revenue by Channel

	13 weeks ended December 30, 2023	13 weeks ended December 31, 2022	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$2,421,594	$3,534,962	(1,113,368)	(31.5)%
3rd party websites sales	416,545	593,446	(176,901)	(29.8)%
Online website sales	535,005	615,444	(80,439)	(13.1)%
Total revenue	$3,373,144	$4,743,852	$(1,370,708)	(28.9)%

	52 weeks ended December 30, 2023	52 weeks ended December 31, 2022	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$10,428,319	$12,861,293	$(2,432,974)	(18.9)%
3rd party websites sales	1,771,608	2,170,858	(399,250)	(18.4)%
Online website sales	2,040,797	1,445,833	594,964	41.2%
Total revenue	$14,240,724	$16,477,984	$(2,237,260)	(13.6)%

Subscription Boxes Revenue

	13 weeks ended December 30, 2023	13 weeks ended December 31, 2022	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$2,256,926	$2,923,413	$(666,487)	(22.8)%
New subscriptions - first box	164,668	611,549	(446,881)	(73.1)%
Total Subscription boxes revenue	$2,421,594	$3,534,962	$(1,113,368)	(31.5)%

	52 weeks ended December 30, 2023	52 weeks ended December 31, 2022	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$8,806,473	$11,007,517	$(2,201,044)	(20.0)%
New subscriptions - first box	1,621,846	1,853,776	(231,930)	(12.5)%
Total Subscription boxes revenue	$10,428,319	$12,861,293	$(2,432,974)	(18.9)%

Revenue by Product Line

	13 weeks ended December 30, 2023	13 weeks ended December 31, 2022	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$2,559,807	$3,499,888	$(940,081)	(26.9)%
Boys’ apparel	690,717	988,939	(298,222)	(30.2)%
Toddlers’ apparel	122,620	255,025	(132,405)	(51.9)%
Total revenue	$3,373,144	$4,743,852	$(1,370,708)	(28.9)%

	52 weeks ended December 30, 2023	52 weeks ended December 31, 2022	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$10,844,289	$12,211,914	$(1,367,625)	(11.2)%
Boys’ apparel	2,760,864	3,437,117	(676,253)	(19.7)%
Toddlers’ apparel	635,571	828,953	(193,382)	(23.3)%
Total revenue	$14,240,724	$16,477,984	$(2,237,260)	(13.6)%

Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

We define adjusted EBITDA as net loss excluding interest income/expense, other (income) expense, net, provision for income taxes, depreciation and amortization, and equity-based compensation expense, and certain non-routine items. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the 13 weeks ended		For the 52 weeks ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net loss	$(4,000,094)	$(1,794,190)	$(9,905,782)	$(7,615,261)
Add (deduct)
Interest expense	(71,036)	27,161	686	78,646
Other income	-	-	-	(286,794)
Provision for income taxes	-	-	-	-
Depreciation and amortization	12,503	7,925	48,119	27,914
Equity based compensation	160,337	295,980	999,309	1,651,048

Adjusted EBITDA	$(3,898,290)	$(1,463,124)	$(8,857,668)	$(6,144,447)

See also “Non-GAAP Financial Measures”, above.

Contacts

Investor Relations Contact:

ir@kidpik.com

Media:

press@kidpik.com